SHARE EXCHANGE AGREEMENT

         This Share Exchange Agreement ("the Agreement"), dated as of the 31st day of December, 2018, by and between:

Party-1: GULF & ORIENT STEAMSHIP COMPANY, LTD., a COLORADO corporation (the “Company”); and

Party-2: HIGH SIERRA TECHNOLOGIES, INC., a NEVADA corporation (“the Target” or “High Sierra”), and all of the shareholders of High Sierra who are all named and described in Annex “HH” attached hereto and made a part hereof (“Participants 1 through 15”). In this Agreement any reference to any or all members of Party-2 shall correspond to the whole and Party-2 and all shareholders of Party-2 shall act in this Agreement as one Party.

Party-1 and Party-2 are referred to individually and jointly in the Agreement as a “Party” or “Parties” with reference to the following:

RECITALS:

A.

The Company is prepared to acquire 100% of the issued and outstanding shares of capital stock in the Target from Participants 1 through 15;

B.

The Target is 100% owned by Participants 1 through 15 listed in Annex “HH”;

C.

The Company has authorized capital stock of (i) 50,000,000 shares of $0.001 par value common stock and 5,000,000 shares of no par value, non-voting, preferred stock; and (ii) at the time of closing (but immediately prior to the issuance of shares to the shareholders of Target), the Company will have 1,719,092 shares of issued and outstanding common stock, and 0 shares of issued and outstanding preferred stock.  The shares of common stock of the Company are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are publicly-traded on the OTC Pink Tier of the Financial Industry Regulatory Authority (“FINRA”) under the symbol “GLFO”.  Upon the Closing (as defined below in Section 2.01), the Company will issue: (i) 15,433,025 additional shares of its common stock to the existing shareholders of Target as outlined herein; (ii) 1,800,000 additional shares of its common stock to Biored, N.V. in consideration of the conversion of an existing loan in the principal amount of $500,000; (iii) 1,087,525 additional shares of its common stock to Michael Vardakis for the payment of $21,750.50 cash at closing; and (iv) 120,000 additional shares of its common stock to Melissa Ladakis for services rendered and 30,000 additional shares of its common stock to Lynette Kelch for services rendered. As a result, there shall be a total of 20,189,642 shares of the common stock of the Company issued and outstanding immediately after the Closing and the issuance of the shares described above in this section.

D.

All “$” mean United States Dollars herein, unless specifically indicated otherwise;

E.

It is the intention of the Parties that: (i) the issuance and exchange of the respective shares of the Parties hereunder shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) that said exchange shall qualify as a transaction in “securities” exempt from registration or qualification under the United States Securities Act of 1933, as amended and in effect on the Closing of this Agreement (the “Securities Act”); and

F.

The Parties agree that the Annexes hereto shall be “Exhibits” to this Agreement, and though the documents or information mentioned in the Annexes shall not be “Exhibits” to the Agreement, they shall be integral to the representations and warranties of the respective Parties in all respects and made a part hereof for all such purposes.

NOW, THEREFORE, the Parties hereto agree as follows:

ARTICLE 1

THE TRANSACTION

1.01

At the Closing, 100% of the 15,433,025 issued and outstanding shares of capital stock of the Target shall be acquired by the Company in exchange for 15,433,025 newly issued “restricted” common shares of the Company to be issued to Participants 1 through 15, on a one (1) share of Company common stock for one (1) share of Target common stock basis, and which shall represent the full and complete consideration paid under this Agreement for the acquisition of Target (the "Consideration").

1.02

At the Closing, the Target will become a wholly-owned subsidiary of the Company, and the Company will effectively acquire all business and assets of the Target as now or hereafter existing.

1.03

At the Closing, each of the Participants 1 through 15 will transfer to the Company all of the shares of stock in the Target that each of them owns as described on Annex HH, and all of such shares shall be transferred to the Company free and clear from all security interests, liens, judgments or other encumbrances, such that the Company shall then become the sole 100% owner of all issued and outstanding shares of the Target.  Participants 1 through 15 shall exchange their certificates representing the Target shares for the Company Shares by delivering such stock certificates to the Company duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed (unless waived by the Company), and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto with appropriate instructions to authorize the Company’s transfer agent to exchange Company Shares for the Target Shares.

1.04

At the Closing, Participants 1 through 15 will arrange for signing and delivery of all auxiliary documents substantially similar to those described in the Closing Memorandum (Annex A) of this Agreement, and other legal documents as may become needed to conclude the transaction in the State of Utah and perfect it in such other jurisdictions where the Company may have its interests in, including but not limited to, other states in the United States of America and elsewhere.

1.05

At the Closing, the Company shall deliver the Consideration in accordance with this Agreement to Participants 1 through 15, as listed and described in Annex (HH), such that each of the Participants 1 through 15 shall receive one (1) share of the Company’s common stock for each one (1) share of the Target‘s stock exchanged.

1.06

The Company Shares issued and delivered to Participants 1 through 15 shall be subject to resale restrictions imposed pursuant to the Securities Act and thus restricted for a period of at least twelve (12) months from the date on which the Company files all of its Form 10 Information with the U.S. Securities and Exchange Commission following the date of issuance.

1.07

Participants 1 through 15 acknowledge that the Company Shares are being issued pursuant to an exemption from the registration requirements promulgated by the U.S. Securities and Exchange Commission and agree to abide by all applicable resale restrictions and hold periods imposed by applicable securities legislation.

1.08

At the Closing, the Company will cause its Board of Directors to nominate and appoint Vincent Lombardi to the Company's Board of Directors in accordance with this Agreement, and the current officers of the Company shall resign.

ARTICLE 2

THE CLOSING

2.01

The Closing of the Agreement (the “Closing) shall take place at 10:00 a.m. MDT on the day when the conditions to the Closing set forth in this Agreement have been satisfied or waived, or at such other time and date as the Parties hereto shall agree in writing (the "Closing Date"), simultaneously at the offices of Anderson Call & Wilkinson, P.C. 110 South Regent Street, Suite 200, Salt Lake City,

Utah 84111.  The parties will use their good faith efforts to attempt to close the transactions on or before December 31, 2018, or as soon thereafter as reasonably practicable.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to High Sierra that:

3.01

The Company shall deliver to High Sierra on or before the Closing, each of the following:

(a)

 Financial Statements. Reviewed (unaudited) financial statements for the period ended September 30, 2018, and audited financial statements of the Company for the fiscal years ended December 31, 2017 and 2016, including, but not limited to, balance sheets and profit and loss statements, prepared in accordance with United States generally accepted accounting principles and which fairly present the financial condition of the Company at the date or dates thereof. (Annex B)

(b)

Property. An accurate list and description of all property, real or personal, owned by the Company, of a value equal to or greater than $1,000 (Annex C).

(c)

Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets of the Company, which assets are listed on Annex C (Annex C.1). A complete and accurate list of all debts, liabilities and obligations of the Company incurred or owing as of the date of this Agreement (Annex C.2).

(d)

Leases and Contracts. A complete and accurate list describing all material terms of each lease (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which the Company is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by the Company (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000 or more annually during the nine-month period ended September 30, 2018, and the 12-month period ended December 31, 2017, or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such nine-month or 12-month period (Annex D).

(e)

Loan Agreements and Debt Notes. Complete and accurate copies of all loan agreements and other documents with respect to obligations of the Company for the repayment of borrowed money which are still outstanding (Annex E).

(f)

Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid default thereunder; or where notice of such transaction is required at or subsequent to the Closing, or where consent to an acquisition, consolidation or sale of all or substantially all of the assets is required to avoid a default thereunder (Annex F).

(g)

Articles and Bylaws. Complete and accurate copies of the Certificate and Articles of Incorporation and Bylaws of the Company, together with all amendments thereto to the date hereof (Annex G).

(h)

Shareholders. A complete list of all persons or entities holding capital stock of the Company or any rights to subscribe for, acquire or receive shares of the capital stock of the Company (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements (Annex H).

(i)

Officers and Directors. A complete and current list of all Officers and Directors of the Company (Annex I).

 (j)

Salary Annex. A complete and accurate list (in all material respects) of the names and the current salary rate for each recent employee of the Company who received $1,000 or more in aggregate compensation from the Company, whether in salary, bonus or otherwise, during the nine-month period ended September 30, 2018, and the fiscal years ended December 31, 2017, and 2016, or who is presently to receive from the Company a  salary in excess of $1,000 during the fiscal year ending December 31, 2018, or any subsequent 12-month period thereafter, including in each case the amount of compensation received or to be received, along with the hourly rates of all other employees listed according to departments (Annex J).

(k)

Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of the Company, threatened, which may materially and adversely affect the Company (Annex K).

(l)

Tax Returns. Accurate copies of all United States Federal and State tax returns for the Company for the last fiscal year (Annex L).

(m)

Agency Reports. Copies or access to all material reports or filings and a list of the categories of reports or filings made on a regular basis, made by the Company under the Exchange Act, ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the nine-month period ended September 30, 2018, and the fiscal years ended December 31, 2017, and 2016 (Annex M).

(n)

Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which the Company has an account or safe deposit box, and (2) the names and addresses of all signatories (Annex N).

(o)

Jurisdictions Where Qualified. A list of all jurisdictions wherein the Company is qualified to do business and is in good standing (Annex O).

(p)

Subsidiaries. A complete list of all subsidiaries of the Company (Annex P). The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures or similar entities in which the Company has an interest, direct or indirect.

(q)

Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of the Company, if any (Annex Q).

(r)

Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which the Company may have, other than those listed in the Annex on Union Matters (Annex R).

(s)

Employee Benefit Plans. Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of the Company in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the United States Internal Revenue Service with respect thereto (Annex S).

(t)

Insurance Policies. A complete and accurate list (in all material respects) and a description of all material insurance policies naming the Company as an insured or beneficiary or as a loss payable payee or for which the Company has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by the Company regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming the Company as beneficiary covering the business activities of the Company (Annex T).

(u)

Customers. A complete and accurate list (in all material respects) of the customers of the Company, including presently effective contracts of the Company to be assigned to the Company, accounting for the principal revenues of the Company, indicating the dollar amounts of gross income of each such customer for the nine-month period ended September 30, 2018, and the fiscal years ended December 31, 2017, and 2016, and to the date hereof (Annex U).

(v)

Licenses and Permits. A complete list of all licenses, permits and other authorizations of the Company (Annex V).

3.02

Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

3.03

Qualification. The Company is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations. Such jurisdictions, which are the only jurisdictions in which the Company is duly qualified and licensed as a foreign corporation, are reflected in Annex O.

3.04

Capitalization of the Company. On the Closing Date, immediately before the Closing, the Company shall have (a) 50,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of non-voting, preferred stock, $0.001 par value per share, authorized; and (b) 1,719,092 shares of common stock issued and outstanding, all of which are duly authorized, validly issued and fully paid and non-assessable.  Immediately following the Closing, the Company shall have issued and outstanding 20,189,642 shares of common stock issued and outstanding (including all shares to be issued at closing as described Recital C above), all of which shall be duly authorized, validly issued and fully paid and non-assessable. No additional shares, options or convertible securities of the Company shall be issued prior to the Closing.

3.05

Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including, but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of the Company. This Agreement constitutes the valid and binding obligation of the Company and is enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by the Company, and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of the Company's Certificates and Articles of Incorporation or Bylaws or of any other document of organization, agreement, court order or instrument to which the Company is a party or bound by.

3.06

Absence of Undisclosed Liabilities. The Company has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Annex A or otherwise disclosed in this Agreement or any of the Annexes delivered hereunder or Exhibits attached hereto.

3.07

Absence of Changes. Since the nine-month period ended September 30, 2018, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of the Company, except for changes occurring in the ordinary course of business and those changes contemplated by this Agreement.

3.08

Tax Matters. All taxes and other assessments and levies which the Company is required by applicable law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by the Company in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all United States federal, state or local, and foreign, income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by the Company income or business prior to the Closing Date.

3.09

Options, Warrants, Etc. Except as otherwise described in Section 3.04 and Annex H, there are no outstanding options, warrants, calls, commitments or agreements of any character to which the Company is a party or by which the Company is bound, or is a party, calling for the issuance of shares of capital stock of the Company or any securities representing the right to purchase or otherwise receive any such capital stock of the Company.

3.10

Title to Assets. Except for liens set forth in Annex C.1, the Company is the sole unconditional owner of, with good and marketable title to, all assets listed in the Annexes as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, excepting such charges listed in the Annexes.

3.11

Agreements in Force and Effect. Except as set forth in Annex D and E, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which the Company is a party are valid and in full force and effect on the date hereof, and the Company has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of the Company.

3.12

Legal Proceedings, Etc. Except as set forth in Annex K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either the Company, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of the Company. The Company has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

3.13

Governmental Regulation. To the knowledge of the Company and except as set forth in Annex K, the Company is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of the Company.

3.14

Brokers and Finders. The Company shall be solely responsible for payment to any broker or finder retained by the Company for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

3.15

Accuracy of Information. No representation or warranty by the Company contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to Party 2 pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Annexes and Exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

3.16

Subsidiaries. Except as listed in Annex P, the Company does not have any other subsidiaries or own capital stock representing 10% or more of the issued and outstanding stock of any other corporation.

3.17

Consents. Except as listed in Annex F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by the Company or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

3.18

Improper Payments. Neither the Company, nor any person acting on behalf of the Company has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of the Company (b) any customer, supplier or competitor of the Company or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for the Company or (c) any political party or any candidate for elective political office nor has any fund or other asset of the Company been maintained that was not fully and accurately recorded on the books of account of the Company.

3.19

Copies of Documents. The Company has made available for inspection and copying by Party 2 and its or his duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with the U.S. Securities and Exchange Commission (“SEC”) and all other governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by the Company with the SEC, and all other governmental agencies, including, but not limited to the United States Internal Revenue Service, have contained information which is true and correct, to the best knowledge of the Board of Directors of the Company, in all material aspects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of the Company or adversely affect the objectives of this Agreement with respect to Target including, but not limited to, the issuance and subsequent trading of the shares of common stock of the Company to be received hereby, subject to compliance by the shareholders with applicable securities laws, rules and regulations.

3.20

Environmental Compliance.  Except in compliance with Environmental Laws, the Company has not caused or permitted, and the Company has no knowledge of, any material release or disposal by any person of any hazardous substance on or from any premises formerly or presently used in the business. All hazardous substances generated, handled, stored, treated, processed, transported or disposed of in the course of the business have been generated, handled, stored, treated, processed, transported or disposed of in all material respects, in compliance with applicable Environmental Laws and any environmental permits.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

OF THE TARGET AND PARTICIPANTS 1 THROUGH 15

Party 2, acting jointly and severally and on behalf of each other and Target and any beneficial or nominal owner of Target, in all material respects and as may be applicable to complete the acquisition of Target by the Company, hereby represent and warrant to the Company as follows:

4.01

Party 2 shall deliver to the Company, on or before the Closing, the following, accompanied by English language translation:

(a)

Financial Statements. Audited financial statements of Target for the period from inception to September 30, 2018, prepared in accordance with U.S. generally accepted accounting principles and which fairly present the financial condition of the Target at the date thereof (Annex AA).

(b)

Property. An accurate list and description of all property, real or personal owned by the Target of a value equal to or greater than $1,000 (Annex BB).

(c)

Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Annex BB (Annex CC). A complete and accurate list of all debts, liabilities and obligations of Target incurred or owing as of the date of this Agreement (Annex CC.1).

(d)

Leases and Contracts. A complete and accurate list describing all material terms of material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which Target is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by Target (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000 or more annually during other than in the ordinary course of business, or any consecutive 12-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such 12-month period (Annex DD).

(e)

Loan Agreements and Debt Notes. Complete and accurate copies of all loan agreements and other documents with respect to obligations of Target for the repayment of borrowed money (Annex EE).

(f)

Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder (Annex FF).

(g)

Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of Target, together with all amendments thereto to the date hereof (Annex GG).

(h)

Shareholders. A complete list of all persons or entities holding capital stock or participatory interest of Target or any rights to subscribe for  acquire, or receive shares of the capital stock of Target (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements (Annex HH).

(i)

Officers and Directors. A complete and current list of all Officers, Directors and Members of the audit committee of Target (Annex II).

(j)

Salary Annex. A complete and accurate list (in all material respects) of the names and the current salary rate or each present employee of Target who received $1,000 or more in aggregate compensation from Target whether in salary, bonus or otherwise, during the period from inception through September 30, 2018, including in each case the amount of compensation received or expected to be received, along with the hourly rates of all other employees listed according to departments (Annex JJ).

(k)

Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities,  environmental matters and civil rights violations) pending or, to the knowledge of Target threatened, which may materially and adversely affect Target (Annex KK).

(l)

Tax Returns. Accurate copies of all tax returns of Target filed in the State of Nevada or any other jurisdiction through the period ended September 30, 2018 (Annex LL).

(m)

Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by Target with any governmental agencies (Annex MM).

(n)

A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which Target has an account or safe deposit box, and (2) the names and addresses of all signatories (Annex NN).

(o)

Jurisdictions Where Qualified. A list of all jurisdictions wherein Target is qualified to do business and is in good standing (Annex OO).

(p)

Subsidiaries. A complete list of all subsidiaries of Target (Annex PP). The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures or similar entities in which Target has an interest, direct or indirect.

(q)

Union Matters. An accurate list and description (in all material respects) of union contracts and collective bargaining agreements of Target, if any (Annex QQ).

(r)

Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which Target may have, other than those listed in the Annex on Union Matters (Annex RR).

(s)

Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of Target in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by any governmental agency with respect thereto (Annex SS).

(t)

Insurance Policies. A complete and accurate list (in all material respects) and description of all material insurance policies naming Target as an insured or beneficiary or as a loss payable payee or for which Target is paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by Target regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming Target as beneficiary covering the business activities of Target (Annex TT).

(u)

Customers. A complete and accurate list (in all material respects) of the customers of Target, including all presently effective contracts of Target to be assigned to Target, accounting for the principal revenues of Target, indicating the dollar amounts of gross revenues of each such customer for the period from inception through September 30, 2018, and to the date hereof (Annex UU).

(v)

Licenses and Permits. A complete list of all licenses, permits and other authorizations of Target (Annex VV).

4.02

Organization, Standing and Power. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

4.03

Qualification. Target is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations. Such jurisdictions, which are the only jurisdictions in which Target is duly qualified and licensed as a foreign corporation, are shown in Annex OO.

4.04

Capitalization and Ownership of Target. The charter capital of the Target consists of 25,000,000 shares of authorized common stock, par value $0.001 per share, of which 15,433,025 shares are issued and outstanding, and no shares of authorized preferred stock.  All issued and outstanding shares of capital stock of the Target have been paid in full and are duly authorized, validly issued and fully paid and non-assessable. All preemptive rights with respect to the Target’s participating interest or stock, if any, have been waived.  All shares of Target’s capital stock are owned as indicated in Annex HH, free and clear of any liens or encumbrances of any kind or nature whatsoever, whether by contract, operation of applicable law or otherwise and can be conveyed or otherwise exchanged under this Agreement, all as of the Closing Date. No additional shares, options or convertible securities of Target shall be issued prior to the Closing.

4.05

Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors or other required persons on behalf of Target, and by each of the Participants 1 through 15. This Agreement constitutes the valid and binding obligation of Target and each of Participants 1 through 15, enforceable against Target and each Participant 1 through 15 in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed, as applicable, by Target and Participants 1 through 15 and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of Target's Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which Target or any of Participants 1 through 15 is a party or bound.

4.06

Absence of Undisclosed Liabilities. Target has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Annex AA or otherwise disclosed in this Agreement or any of the Annexes or Exhibits attached hereto.

4.07

Absence of Changes. Since the period from inception through September 30, 2018, and to the date hereof, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Target, except for changes resulting from completion of those transactions contemplated herein.

4.08

Tax Matters. All taxes and other assessments and levies which Target is required by applicable law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by Target in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, provincial, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by Target income or business prior to the Closing Date.

4.09

Options, Warrants, etc. Except as otherwise described in Annex HH, there are no outstanding options, warrants, calls, commitments or agreements of any character to which Target or its shareholders are a party or by which Target or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of Target or any securities representing the right to purchase or otherwise receive any such capital stock of Target.

4.10

Title to Assets. Except for liens set forth in Annex CC, Target is the sole and unconditional owner of, with good and marketable title to all the assets and patents listed in the Annexes as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

4.11

Agreements in Force and Effect. Except as set forth in Annexes DD and EE, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which Target is a party are valid and in full force and effect on the date hereof, and Target has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of Target.

4.12

Legal Proceedings, Etc. Except as set forth in Annex KK, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of the Parties, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of Target. Target has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

4.13

Governmental Regulation. To the knowledge of the Parties and except as set forth in Annex KK, Target is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of Target.

4.14

Broker and Finders. Party 2 shall be solely responsible for payment to any broker or finder retained by Party 2 for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

4.15

Accuracy of Information. No representation or warranty by Participants 1 through 15 contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to the Company pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Annexes and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

4.16

Subsidiaries. Except as listed in Annex PP, Target does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

4.17

Consents. Except as listed in Annex FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by Target in connection with the consummation of the transactions contemplated hereby.

4.18

Improper Payments. No person acting on behalf of Target has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of Target, or (b) any political party or any candidate for elective political office, nor has any fund or other asset of Target been maintained that was not fully and accurately recorded on the books of account of Target.

4.19

Copies of Documents. Target has made available for inspection and copying by the Company and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by Target with governmental agencies, including but not limited to any taxing authority, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of Target or adversely affect the objectives of this Agreement.

4.20

Investment Intent of Shareholders. Each shareholder of Target represents and warrants to the Company that the shares of the Company being acquired pursuant to this Agreement are being acquired for its own account and for investment purposes and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are "restricted securities" as that term is defined in SEC Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available; that each understands the meaning of the term “restricted securities”; and that each has had access to the reports and registration statements filed by the Company with the SEC at www.sec.gov or otherwise.

4.21

Status of Target’s Shares.  Each of Participants 1 through 15 represents individually as to all of the shares of Target capital stock owned by said shareholder, that the shares are owned free and clear of all security interests, liens, judgments and other encumbrances, and will be transferred to the Company at the Closing free and clear from all security interests, liens, judgments and other encumbrances.

4.22

Sophisticated Investors.  Each of the Participants 1 through 15 is a sophisticated investor, able to understand the merits and risks of entering into this Agreement and consummating the transactions contemplated herein, and has had access to all information concerning the Company, its assets, liabilities and business that Participants 1 through 15 believe is material to their respective investment decisions.

4.23

Environmental Compliance.  Except in compliance with Environmental Laws, Target has not caused or permitted, and Target has no knowledge of, any material release or disposal by any person of any hazardous substance on or from any premises formerly or presently used in the business. All hazardous substances generated, handled, stored, treated, processed, transported or disposed of in the course of the business have been generated, handled, stored, treated, processed, transported or disposed of in all material respects, in compliance with applicable Environmental Laws and any environmental permits.

ARTICLE 5

CONDUCT AND TRANSACTIONS PRIOR TO THE

EFFECTIVE TIME OF THE SHARE EXCHANGE

5.01

Parties Conduct and Transactions. During the period from the date hereof to the date of Closing, the Parties shall cause the Company and the Target to:

(a)

Conduct their operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns required to be filed and paying all taxes due;

(b)

Maintain their records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities;

5.02

The Company Conduct and Transactions. Except as otherwise provided for in this Agreement, the Company shall not during such period, except in the ordinary course of business, without the prior written consent of Target:

(a)

Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;

(b)

Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(c)

Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock, except as provided herein in Recital C, and Sections 7.01 and 7.02;

(d)

Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

(e)

Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000, other than in the ordinary course of business, excluding such payment as may be required for the purposes of completion and the closing of the transactions described in this Agreement;

(f)

Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party, excluding the transactions contemplated by this Agreement;

(g)

Make any material change in its insurance coverage;

(h)

Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

(i)

Enter into any agreement or make any commitment to any labor union or organization;

(j)

Make any capital expenditures, excluding the transactions contemplated by this Agreement.

5.03

Conduct and Transactions of Target. During the period from the date hereof to the date of Closing, Target shall:

(a)

Obtain an Investment Letter from each of the beneficiary shareholders or owners of Target in a form substantially like that attached hereto as Exhibit “B”.

(b)

Conduct the operations of Target in the ordinary course of business.

5.04

Except as otherwise provided for in this Agreement, Target shall not during such period, except in the ordinary course of business, without the prior written consent of the Company:

(a)

Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of the properties or assets of Target;

(b)

Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(c)

Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

(d)

Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

(e)

Except as otherwise contemplated and required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000, other than in the ordinary course of business;

(f)

Except as otherwise contemplated and required by this Agreement, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party, other than in the ordinary course of business;

(g)

Make any material change in its insurance coverage;

(h)

Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

(i)

Enter into any agreement or make any commitment to any labor union or organization;

(j)

Make any material capital expenditures.

(k)

Unless contemplated by this Agreement, allow any of the foregoing actions to be taken by any subsidiary of Target.

ARTICLE 6

RIGHTS OF INSPECTION

6.01

During the period from the date of this Agreement to the Closing Date, the Company and Target agree to use their best efforts to give the other Party, including its representatives and agents, full access to the premises, books and records of each of the Parties, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any Annex or Exhibit hereto, with respect to the business and properties of the Company or Target or otherwise as may be necessary for the completion of the transactions contemplated hereby, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other Parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective Parties hereunder. In the event of termination of this Agreement, the Company and Target will each return to the other all documents, work papers and other materials obtained from the other Party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

ARTICLE 7

CONDITIONS TO CLOSING

7.01

Conditions to Obligations of the Target. The obligations of the Target to perform this Agreement are subject to the satisfaction of the following conditions on or before the Closing unless waived in writing.

(a)

Representations and Warranties. There shall be no information disclosed in the Annexes delivered by the Company, which in the opinion of an Participants 1 through 15, would materially adversely affect the proposed transaction and intent of the Parties as set forth in this Agreement. The representations and warranties of the Company set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b)

Performance of Obligations. The Company shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and the Company shall have complied in all material respects with the course of conduct required by this Agreement.

(c)

Corporate Action. The Company shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to the Target that the Company has submitted with this Agreement and any other documents required hereby to such Parties for approval as provided by applicable law.

(d)

Consents. Execution of this Agreement by the shareholders of Target and any consents necessary for or approval of any Party listed on any Annex delivered by the Company whose consent or approval is required pursuant thereto shall have been obtained.

(e)

Financial Statements. Participants 1 through 15 shall have been furnished with the financial statements of the Company referenced herein, including, but not limited to, balance sheets and profit and loss statements, for nine-month period ended September 30, 2018, and the fiscal years ended December 31, 2017, and 2016. Such financial statements shall have been prepared in conformity with United States generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of the Company as of the periods stated.

(f)

Statutory Requirements. All statutory requirements for the valid consummation by the Company of the transactions contemplated by this Agreement shall have been fulfilled.

(g)

Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by the Company for consummation of the transactions contemplated by this Agreement shall have been obtained.

(h)

Changes in Financial Condition of the Company. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of the Company, except expenditures in furtherance of this Agreement, and excluding the transactions contemplated by this Agreement.

(i)

Absence of Pending Litigation. The Company is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

(j)

Authorization for Issuance of Stock. Participants 1 through 15 shall have received in form and substance satisfactory to them a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of the Company to issue stock certificates representing ownership of the Company common stock to Participants 1 through 15 in accordance with the terms of this Agreement.

(k)

Conditional Subsequent Exchange.  The Closing of the proposed acquisition of the Target as contemplated by this Agreement, shall occur as soon as all conditions have been satisfied or waived following execution of this Agreement, and the parties shall use their good faith efforts to close the transactions on or before December 31, 2018.

(l)

Officers and Directors.  The director of the Company immediately on or prior to the Closing Date shall appoint Vincent Lombardi as a director of the Company, and  effective as of the Closing Date the current officers of the Company shall resign and the following persons shall be appointed as officers of the Company by the present or new directors, who shall be Vincent C. Lombardi, CEO and President; and Gregg Koechlein, CFO, Secretary and Treasurer.

(m)

Conversion of Biored Loan.  All principal and accrued interest owing under the existing loan from Biored, N.V. in the initial principal amount of $500,000 shall be converted into 1,800,000 shares of the Company’s common stock simultaneously with, or prior to, the Closing.

(n)

Issuance of Shares to Michael Vardakis.  The Company shall issue to Michael Vardakis 1,087,525 restricted shares of the Company’s common stock in consideration for the payment of $21,750.50to the Company, simultaneously with, or prior to, the Closing.

(o)

Issuance of Shares to Melissa Ladakis and Lynette Kelch. In consideration of services previously provided to the Company, the Company shall issue to Melissa Ladakis 120,000 restricted shares of the Company’s common stock, and the Company shall issue to Lynette Kelch 30,000 restricted shares of the Company’s common stock, simultaneously with, or prior to, the Closing.

7.02

Conditions to Obligations of the Company. The obligation of the Company to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by the Company.

(a)

Representations and Warranties. There shall be no information disclosed in the Annexes delivered by Target which in the opinion of the Company, would materially adversely affect the proposed transaction and intent of the Parties as set forth in this Agreement. The representations and warranties of the Target and Participants 1 through 15 set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b)

Performance of Obligations. Target shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Target shall have complied in all respects with the course of conduct required by this Agreement.

(c)

Corporate Action. Target shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for the Company that Target has submitted with this Agreement and any other documents required hereby to such Parties for approval as provided by applicable law.

(d)

Consents. Any consents necessary for or approval of any party listed on any Annex delivered by Target, whose consent or approval is required pursuant thereto, shall have been obtained.

(e)

Financial Statements. The Company shall have been furnished with audited financial statements of Target including, but not limited to, balance sheets and profit and loss statements for the period from inception to September 30, 2018. Such financial statements shall have been prepared in conformity with generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of Target as of the periods stated.  The Company shall also have been provided with pro forma financial statements of the Target and the Company as of September 30, 2018 which are sufficient to meet the requirements of the SEC to file in a Form 8-K Current Report.

(f)

Statutory Requirements. All statutory requirements for the valid consummation by Target and of the transactions contemplated by this Agreement shall have been fulfilled.

(g)

Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by Target for consummation of the transactions contemplated by this Agreement shall have been obtained.

(h)

Employment Agreements. Existing Target employment agreements will have been delivered to the Company.

(i)

Changes in Financial Condition of Target. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of Target, except expenditures in furtherance of this Agreement.

(j)

Absence of Pending Litigation. Target is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

(k)

Shareholder Approval. The Target’s Participants 1 through 15 shall have signed, executed and delivered this Agreement. The Target participants shall have approved a waiver of any preemptive rights of the Target or its shareholders as may be required for consummation of the transactions contemplated by this Agreement.

(l)

Conditional Subsequent Exchange.  The Closing of the proposed acquisition of the Target by the Company as contemplated by this Agreement, shall occur as soon as all conditions have been satisfied or waived following execution of this Agreement, and the parties shall use their good faith efforts to close the transactions on or before December 31, 2018.

(m)

Satisfaction of Creditors. Repayment and/or retiring of all debts or obligations specifically identified in Annex EE, Target’s loans, debts, and purchase money guarantees related to the transaction contemplated by this Agreement respectively by the Company and Target.

(n)

Documents Described in Annex A.  Target and Participants 1 through 15 shall deliver all documents to the Company which are described in Annex A.

(o)

Conversion of Biored Loan.  All principal and accrued interest owing under the existing loan from Biored, N.V. in the initial principal amount of $500,000 shall be converted into 1,800,000 shares of the Company’s common stock simultaneously with, or prior to, the Closing.

(p)

Issuance of Shares to Michael Vardakis.  The Company shall issue to Michael Vardakis 1,087,525 restricted shares of the Company’s common stock in consideration for the payment of $21,750.50 to the Company, simultaneously with, or prior to, the Closing.

(q)

Issuance of Shares to Melissa Ladakis and Lynette Kelch. In consideration of services previously provided to the Company, the Company shall issue to Melissa Ladakis 120,000 restricted shares of the Company’s common stock, and the Company shall issue to Lynette Kelch 30,000 restricted shares of the Company’s common stock, simultaneously with, or prior to, the Closing.

ARTICLE 8

MATTERS SUBSEQUENT TO CLOSING

8.01

Covenant of Further Assurance. The Parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other Party or Parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

ARTICLE 9

NATURE AND SURVIVAL OF REPRESENTATIONS

9.01

All statements contained in any written certificate, Annex, exhibit or other written instrument delivered by the Company, Target or Participants 1 through 15 or otherwise pursuant hereto, or otherwise adopted by the Company, by its written approval, or by Target by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the Company, Target or Participants 1 through 15, as the case may be. All representations, warranties and agreements made by either Party shall survive for a period of  two years, or until the discovery of any claim, loss, liability or other matter based on fraud, if longer, but not longer than three years from the date hereof.

ARTICLE 10

TERMINATION OF AGREEMENT

AND ABANDONMENT OF MERGER

10.01

Termination. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

(a)

By mutual written consent of the Parties.

(b)

By the Board of Directors of the Company if any of the conditions set forth in Section 7.02 shall not have been satisfied by the Closing Date.

(c)

By Target if any of the conditions set forth in Section 7.01 shall not have been satisfied by the Closing Date.

10.02

Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect, and there shall be no liability on the part of any of the Parties hereto, or their respective directors, officers, shareholders or controlling persons to each other. Each Party hereto will pay all costs and expenses incident to its or his negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.

ARTICLE 11

EXCHANGE OF SHARES

11.01

Exchange of Shares. At the Closing, the Company shall issue a letter to the transfer agent of the Company with a copy of the resolution of the Board of Directors of the Company authorizing and directing the issuance of the Company shares as contemplated by this Agreement.  At the Closing, each of Participants 1 through 15 shall deliver his/her/its share certificate representing all of the shares of Target’s capital shares being transferred to the Company (as described on Annex HH), duly endorsed in blank.

11.02

Restrictions on Shares Issued to Participants 1 through 15. Due to the fact Participants 1 through 15 will receive shares of the Company’s common stock in connection with the acquisition which have not been registered under the Securities Act by virtue of the exemption provided in Section 4(2) of the Securities Act and SEC Rule 506 or SEC Regulation S, stock certificates representing those shares of the Company will contain the following legend or a reasonable facsimile thereof:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective registration statement for the shares under the Securities Act of 1933, as amended, or an opinion of counsel to the Corporation that such registration is required.”

ARTICLE 12

MISCELLANEOUS

12.01

Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Utah excluding the conflicts of laws.

12.02

Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the Parties last known addresses which currently located at:

(1) GULF & ORIENT STEAMSHIP COMPANY, LTD.: Attn: Robert N. Wilkinson, Anderson Call & Wilkinson P.C., 110 South Regent Street, Suite 200, Salt Lake City, UT 84111;

(2) HIGH SIERRA TECHNOLOGIES, INC.: Attn:  Gregg Koechlein, 2560 Greensboro Drive, Reno, Nevada 89509.

12.03

Amendment and Waiver. The Parties hereby may, by mutual agreement in writing signed by each Party, amend this Agreement in any respect. Any term or provision of this Agreement may be waived in writing at any time by the Party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either Party to:

(a)

Extend the time for the performance of any of the obligations of the other;

(b)

Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

(c)

Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

(d)

Waive the fulfillment of any condition that is precedent to the performance by the Party so waiving of any of its obligations under this Agreement. Any writing on the part of a Party relating to such amendment, extension or waiver as provided in this Section 12.03 shall be valid if authorized or ratified by the Board of Directors of such Party.

12.04

Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by the Company or Target shall not constitute a waiver of the right to pursue other available remedies.

12.05

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature or email of a pdf file of a signature shall be accepted and deemed to be a valid execution of this Agreement.

12.06

Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of the Company and Target and its participants and shareholders.

12.07

Entire Agreement. This Agreement and the Annexes and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the Parties; provided, however, the Annexes shall not be considered “Exhibits” to this Agreement.

12.08

Each Party to Bear its Own Expense. The Company and Target shall each bear their own respective expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

12.09

Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

Party-1: GULF & ORIENT STEAMSHIP COMPANY, LTD.

/s/ Michael Vardakis

By: Michael Vardakis, President/CEO

Party-2: HIGH SIERRA TECHNOLOGIES, INC.

/s/ Vincent C. Lombardi

BY: Vincent C. Lombardi, President/CEO

/s/ Vincent C. Lombardi

Vincent C. Lombardi

/s/ Gregg Koechlein

Gregg Koechlein

/s/ Mykhaylo Bardshov

Mykhaylo Bardshov

/s/ Kenny L. De Meirleir

Kenny L. De Meirleir

/s/ Leonard Burningham

Leonard Burningham

/s/ Fred Schiemann

Fred Schiemann

/s/ Karen Schlausch

Karen Schlausch

/s/ Amee Han Lombardi

Amee Han Lombardi

/s/ Amee Han Lombardi, C/F Nicholas Lombardi

Amee Han Lombardi, Custodian for Nicholas Lombardi under Nevada Uniform Transfers to Minors Act

/s/ Glenn Miller

Glenn Miller

Participants (Part of Party-2)

/s/ Kenneth W. Hunter

Kenneth W. Hunter

/s/ Don Schroeder

Don Schroeder

/s/ Redhika Subramanian

Redhika Subramanian

/s/ Timothy Bailey

Timothy Bailey

/s/ Richard Bailey

Richard Bailey

ANNEX A

SHARE EXCHANGE AGREEMENT

CLOSING MEMORANDUM

The Closing of the SHARE EXCHANGE AGREEMENT Preparation shall be conditional on signed and execution of the following documents, and such other documents required by the Share Exchange Agreement:

1.

Master Agreement: SHARE EXCHANGE AGREEMENT.

2.

Auxiliary Agreement 1. Any Stock Power or other document necessary or desirable to transfer the shares of Target to the Company from each of the Participants 1 through 15 listed in Annex “HH”.

3.

The delivery of such other documents as are required hereunder, including the Investment Letter in Exhibit B (see below) by each of Participants 1 through 15.

4.

The delivery of the stock certificates issued by Target which represent all of the issued and outstanding shares of Target, which shares are being transferred to the Company pursuant to this Agreement, duly endorsed by each Participant.

Exhibit B

INVESTMENT LETTER

Gulf & Orient Steamship Company, Ltd.

601 South State Street

Salt Lake City, Utah 84111

Re:

Acquisition of common stock (the “Common Stock”) of Gulf & Orient Steamship Company, Ltd.

(the “Company”), pursuant to the Share Exchange Agreement dated as of the ____ day of December, 2018 (the “Agreement”), regarding the acquisition by the Company of 100% of the issued and outstanding shares of capital stock of High Sierra Technologies, Inc., a Nevada corporation.

Dear Ladies and Gentlemen:

In connection with the acquisition of the Common Stock of the Company pursuant to the above referenced Agreement, I hereby acknowledge that I have sufficient knowledge and experience to understand the nature of this acquisition and am fully capable of bearing the economic risk of the loss related to this acquisition.

I acknowledge receipt of and access to information regarding the Company that is contained in the United States Securities and Exchange Commission (the “SEC”) Edgar Archives at www.sec.gov, along with all information mentioned in the Company’s Annexes to the Agreement; I understand that you will make all other books and records of your Company available to me for my inspection in connection with the acquisition of the Common Stock; and that I have been encouraged to review the information given to me and ask any questions I may have concerning the information of any director or officer of the Company or of the legal and accounting firms for the Company.

I understand that I must bear the economic risk of ownership of the Common Stock for a long period of time, the minimum of which will be twelve (12) months from the date on which the Company files all of its Form 10 Information with the U.S. Securities and Exchange Commission following the date of issuance, as these securities are “unregistered” securities and may not be sold unless any subsequent offer or sale is registered with the SEC or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), or other applicable laws, rules and regulations; and that there will be limitations on the amount of the Common Stock that can be publicly sold, as outlined in Rule 144 of the SEC.

I intend that you rely on all of my representations made herein as they are made to induce you to issue me the Common Stock, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows:

1.

That the Common Stock is being received for investment purposes and not with a view toward further distribution;

2.

That I have a full and complete understanding of the phrase “for investment purposes and not with a view toward further distribution”;

3.

That I understand the meaning of “unregistered securities” and know that they are not freely tradable;

4.

That any Common Stock issued by you to me shall be imprinted with a legend restricting their sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

5.

I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any certificate representing any of the securities being acquired unless I shall first have obtained an opinion of legal counsel to the effect that they may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the securities;

6.

That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the securities being acquired, except as may be done pursuant to any applicable laws, rules and regulations;

7.

I fully understand that my investment for the acquisition of the Common Stock is “risk capital,” and that I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

8.

I also understand that without approval of counsel for the Company, all of the Common Stock to be issued and delivered to me shall be represented by one instrument only, and that such Common Stock shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

The securities represented by this certificate have not been registered under the Securities Act, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

Any request for more than one Common Stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request.  The Company will attempt to accommodate any request where it believes the request is made for valid business or personal reasons so long as in its sole discretion, the granting of the request will not facilitate a “public” distribution of unregistered securities of the Company.

Thank you very much.

Dated this ___ day of ___________________, 2018.

Very truly yours,

__________________________________

Annex B

Financial Statements. Reviewed (unaudited) financial statements for the nine-month period ended September 30, 2018, and audited financial statements of the Company for the fiscal years ended December 31, 2017, and 2016, including, but not limited to, balance sheets and profit and loss statements, prepared in accordance with United States generally accepted accounting principles and which fairly present the financial condition of the Company at the date or dates thereof:

These are available on the Edgar database of the website of the U.S. Securities and Exchange Commission at www.sec.gov.

Annex C

Property. An accurate list and description of all property, real or personal, owned by the Company, of a value equal to or greater than $1,000:

As of the Closing, the Company will have the following assets:

1.

Cash in bank of approximately $193,000. This may change based upon actual expenses incurred between the date of this Agreement and the Closing.

Annex C.1

Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets of the Company, which assets are listed on Annex C:

NONE

Annex C.2

A complete and accurate list of all debts, liabilities and obligations of the Company incurred or owing as of December 1, 2018:

Loan from Biored, N.V. in the original principal amount of $500,000

Legal Fees Owing to Robert N. Wilkinson, Esq. as of December 1, 2018 in the approximate amount of $3,335.00

Accounting and auditing expenses as of December 1, 2018 in the approximate amount of $3,000

Legal Fees Owing to Leonard Burningham of approximately $1,700

Edgarizing/Filing Fees Owed to Shelley Goff of approximately $1,500

Annex D

Leases and Contracts. A complete and accurate list describing all material terms of each lease (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which the Company is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by the Company (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000 or more annually during the nine-month period ended September 30, 2018, and the 12-month period ended December 31, 2017, or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such nine-month or 12-month period:  $500,000 Loan from Biored, N.V. to be converted as of the Closing

Annex E

Loan Agreements and Debt Notes. Complete and accurate copies of all loan agreements and other documents with respect to obligations of the Company for the repayment of borrowed money:

The loan owed to Biored, N.V. is to be converted to 1,800,000 shares of the Company’s common stock as of the Closing.

Annex F

Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid default thereunder; or where notice of such transaction is required at or subsequent to the Closing, or where consent to an acquisition, consolidation or sale of all or substantially all of the assets is required to avoid a default thereunder:  NONE

Annex G

Articles and Bylaws. Complete and accurate copies of the Certificate and Articles of Incorporation and Bylaws of the Company, together with all amendments thereto to the date hereof:

Annex H

Shareholders. A complete list of all persons or entities holding capital stock of the Company or any rights to subscribe for, acquire or receive shares of the capital stock of the Company (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements:

CURRENT SHAREHOLDER LIST PREPARED AS OF SEPTEMBER 5, 2018 IS ATTACHED.

Annex I

Officers and Directors. A complete and current list of all Officers and Directors of the Company:

Michael Vardakis – Director and President and CEO

Melissa Ladakis – Secretary, Treasurer and Acting CFO

Annex J

Salary Annex. A complete and accurate list (in all material respects) of the names and the current salary rate for each recent employee of the Company who received $1,000 or more in aggregate compensation from the Company, whether in salary, bonus or otherwise, during the nine-month period ended September 30, 2018, and the fiscal years ended December 31, 2017, and 2016, or who is presently to receive from the Company a  salary in excess of $1,000 during such periods or the fiscal year ended December 31, 2017, or any subsequent 12-month period thereafter, including in each case the amount of compensation received or to be received, along with the hourly rates of all other employees listed according to departments:  NONE

Annex K

Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of the Company, threatened, which may materially and adversely affect the Company: NONE

Annex L

Accurate copies of all United States Federal and State tax returns for the Company for the last fiscal year:

To be attached.

Annex M

Agency Reports. Copies or access to all material reports or filings and a list of the categories of reports or filings made on a regular basis, made by the Company under the Exchange Act, ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the nine-month period ended September 30, 2018, and the fiscal years ended December 31, 2017, and 2016:  See the reports filed by the Company under the Exchange Act on the Edgar database at www.sec.gov.  No such other reports.

Annex N

Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which the Company has an account or safe deposit box, and (2) the names and addresses of all signatories:

Brighton Bank

Signatory – Mike Vardakis

Annex O

Jurisdictions Where Qualified. A list of all jurisdictions wherein the Company is qualified to do business and is in good standing:

Colorado

Utah

Annex P

Subsidiaries. A complete list of all subsidiaries of the Company. The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures or similar entities in which the Company has an interest, direct or indirect:

Gulf Acquisition, Inc., a Utah corporation

Annex Q

Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of the Company, if any:  NONE

Annex R

Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which the Company may have, other than those listed in the Annex on Union Matters: NONE

Annex S

Employee Benefit Plans. Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of the Company in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the United States Internal Revenue Service with respect thereto:  NONE

Annex T

Insurance Policies. A complete and accurate list (in all material respects) and a description of all material insurance policies naming the Company as an insured or beneficiary or as a loss payable payee or for which the Company has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by the Company regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming the Company as beneficiary covering the business activities of the Company:  NONE

Annex U

Customers. A complete and accurate list (in all material respects) of the customers of the Company, including presently effective contracts of the Company to be assigned to the Company, accounting for the principal revenues of the Company, indicating the dollar amounts of gross income of each such customer for the nine-month period ended September 30, 2018, and the fiscal years ended December 31, 2017, and 2016, and to the date hereof:  NONE

Annex V

Licenses and Permits. A complete list of all licenses, permits and other authorizations of the Company:

NONE

Annex AA

Financial Statements. Audited financial statements of Target for the period from inception through September 30, 2018, prepared in accordance with US generally accepted accounting principles and which fairly present the financial condition of the Target at the dates thereof:

ANNEX BB

Property. An accurate list and description of all property, real or personal owned by the Target of a value equal to or greater than $1,000:

Provisional Patent Application No. 62620726

Provisional Patent Application No. 62633478

ANNEX CC

Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Annex BB: NONE

ANNEX CC.1

A complete and accurate list of all debts, liabilities and obligations of Target incurred or owing as of the date of this Agreement:  NONE

ANNEX DD

Leases and Contracts. A complete and accurate list describing all material terms of material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which Target is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by Target (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000 or more annually during other than in the ordinary course of business, or any consecutive 12-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such 12-month period:  NONE

ANNEX EE

Loan Agreements and Debt Notes. Complete and accurate copies of all loan agreements and other documents with respect to obligations of Target for the repayment of borrowed money: NONE

ANNEX FF

Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder: NONE

ANNEX GG

Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of Target, together with all amendments thereto to the date hereof:

(to be attached)

ANNEX HH

Shareholders. A complete list of all persons or entities holding capital stock or participatory interest of Target or any rights to subscribe for acquire, or receive shares of the capital stock of Target (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements:

ANNEX HH

HIGH SIERRA TECHNOLOGIES, INC. SHAREHOLDERS (PARTICIPANTS 1 THROUGH 15)

%	SHARES	SHAREHOLDER	ADDRESS
50.43%	7,783,025	Vincent C. Lombardi	979 Westcliff Lane, Reno, NV 89523
21.06%	3,250,000	Gregg Koechlein	2560 Greensboro Drive, Reno, NV 89509
2.27%	350,000	Mykhaylo Bardshov	623 East Second Street, Reno, NV 89502
11.66%	1,800,000	Kenny L. De Meirleir	Stuivenbergbaan 89, Machelen, 2800 Belgium
3.24%	500,000	Leonard Burningham	2150 South 1300 East, Suite 500, Salt Lake City, UT 84106
1.30%	200,000	Fred Schiemann	429 West Plumb Lane, Reno, NV 89509
0.32%	50,000	Karen Schlauch	12209 Goodland Court, Manassas, VA 20112
0.97%	150,000	Amee Han Lombardi	1717 Burwood Circle, Reno, NV 89521
0.97%	150,000	Amee Han Lombardi C/F Nicholas Lombardi under Nevada Uniform Transfers to Minors Act	1717 Burwood Circle, Reno, NV 89521
0.65%	100,000	Glenn Miller	581 Creighton Way, Reno, NV 89503
0.65%	100,000	Kenneth W. Hunter	3460 Southampton Drive, Reno, NV 89509
3.24%	500,000	Don Schroeder	370 North 200 West, Ivan, UT 84738
2.59%	400,000	Redhika Subramanian	14 Shady Brook Lane, Cranbury, NJ 08512
0.32%	50,000	Timothy Bailey	540 West, Riverview Circle, Reno, NV 89509
0.32%	50,000	Richard Bailey	21 Le Van Tam P10, Dalat, Vietnam
100.00%	15,433,025	TOTAL	N/A

ANNEX II

Officers and Directors. A complete and current list of all Officers, Directors and Members of the audit committee of Target:

BOARD OF DIRECTORS:

Vincent C. Lombardi

OFFICERS

Vincent C. Lombardi, (President & CEO)

Gregg Koechlein (Secretary & Treasurer)

No current audit committee

ANNEX JJ

Salary Annex. A complete and accurate list (in all material respects) of the names and the current salary rate or each present employee of Target who received $1,000 or more in aggregate compensation from Target whether in salary, bonus or otherwise, during the period from inception through September 30, 2018, including in each case the amount of compensation received or expected to be received, along with the hourly rates of all other employees listed according to departments:  NONE

ANNEX KK

Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of Target threatened, which may materially and adversely affect Target:  NONE

ANNEX LL

Tax Returns. Accurate copies of all tax returns of Target filed in the State of Nevada or any other jurisdiction through the period ended September 30, 2018:

Due to being recently registered as a Nevada corporation, no returns are due yet.

ANNEX MM

Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by Target with any governmental agencies:  NONE

ANNEX NN

A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which Target has an account or safe deposit box, and (2) the names and addresses of all signatories:

Bank of America

700 N. Virginia Street

Reno, NV 89501

Vincent C. Lombardi

979 Westcliff Lane

Reno, NV 89523

ANNEX  OO

Full legal and actual address of the Target, contacts, phone numbers and fax numbers, e-mail:

Address:

979 Westcliff Lane, Reno, NV 89523

Contacts:  Phone:

Vincent C. Lombardi, President - (775) 843-7657

E-mail:

vclombardi@gmail.com

ANNEX PP

Subsidiaries. A complete list of all subsidiaries of Target. The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures or similar entities in which Target has an interest, direct or indirect:  NONE

ANNEX QQ

Union Matters. An accurate list and description (in all material respects) of union contracts and collective bargaining agreements of Target, if any:  NONE.

ANNEX RR

Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which Target may have, other than those listed in the Annex on Union Matters:   NONE

ANNEX SS

Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of Target in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by any governmental agency with respect thereto:  NONE

ANNEX TT

Insurance Policies. A complete and accurate list (in all material respects) and description of all material insurance policies naming Target as an insured or beneficiary or as a loss payable payee or for which Target is paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by Target regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming Target as beneficiary covering the business activities of Target: NONE

ANNEX UU

Customers. A complete and accurate list (in all material respects) of the customers of Target, including all presently effective contracts of Target to be assigned to Target, accounting for the principal revenues of Target, indicating the dollar amounts of gross revenues of each such customer for the period ended September 30, 2018, and to the date hereof: NONE

ANNEX VV

Licenses and Permits. A complete list of all licenses, permits and other authorizations of Target:

Nevada State Business License No.:  NV20181561224

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